CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 26, 2014 relating to the financial statements of Limited Duration High Income Portfolio for the fiscal year ended September 30, 2014, December 26, 2014 relating to the financial statements of Intermediate Bond Portfolio for the fiscal year ended October 31, 2014, and December 29, 2014 relating to the financial statements of Credit Long/Short Portfolio and High Yield Portfolio for the fiscal period ended October 31, 2014, each a portfolio of AB Bond Fund, Inc. (formerly known as AllianceBernstein Bond Fund, Inc.), which are incorporated by reference in this Post-Effective Amendment No. 134 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.


                                                         /s/ ERNST & YOUNG LLP


New York, New York
January 27, 2015